EXHIBIT 99.1
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

MATT BRODY,	§
§
Plaintiff,	§	Cause No. 3-04-CV-1931-K
ZIX CORPORATION, et al.,	§ § §
	§	ECF
Defendants.	§
ORDER AND FINAL JUDGMENT
     On the 16th day of June, 2008, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement dated March 7, 2008 (the “Stipulation”) are fair, reasonable, and adequate for the settlement of all claims asserted by the Class against the Defendants in the Complaint now pending in this Court under the above caption, including the release of the Defendants and the Released Parties, and should be approved; (2) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Defendants and as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the Net Settlement Fund among the members of the Class; (4) whether and in what amount to award Plaintiffs’ Counsel fees and reimbursement of expenses; and (5) whether and in what amount to award Lead Plaintiffs reimbursement for time and expenses (including lost wages). The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased Zix Corporation (“Zix”) common stock between October 30, 2003 and May 4, 2004, inclusive (the “Class Period”), except those persons or entities excluded from the definition of the Class, as shown by the records of Zix’s transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in The Wall Street Journal and Investor’s Business Daily and transmitted over Business Wire pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys’ fees and expenses requested.
     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
     1. The Stipulation is incorporated by reference in the Order and Final Judgment. All capitalized terms herein shall have the identical meaning as set forth in the Stipulation.
     2. The Court has jurisdiction over the subject matter of the Action, the Lead Plaintiffs, all Class Members, and the Defendants.
     3. The Court finds that the prerequisites for a class action under Federal Rules of Civil Procedure 23 (a) and (b)(3) have been satisfied in that: (a) the number of Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of the Class Representatives are typical of the claims of the Class they seek to represent; (d) the Class Representatives and Co-Lead Counsel have and will fairly and adequately represent the interests of the Class; (e) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members of the Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.
     4. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court hereby finally certifies this Action as a class action on behalf of all persons and entities who purchased or otherwise acquired Zix common stock between October 30, 2003 and May 4, 2004, inclusive, and who were damaged thereby. Excluded from the Class are Defendants, the officers and directors of the company and its subsidiaries and affiliates at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which any Defendant has or had a controlling interest. Also excluded from the Class are the persons and/or entities who requested exclusion from the Class as listed on Exhibit 1 annexed hereto.
     5. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court hereby finally certifies Lead Plaintiffs Terry Shinabarker and Carlo D’Amico as Class Representatives.
     6. Notice of the pendency of this Action as a class action and of the proposed Settlement was given to all Class Members who could be identified with reasonable effort. The form and method of notifying the Class of the pendency of the action as a class action and of the terms and conditions of the proposed Settlement met the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 27 of the Securities Act of 1933, 15 U.S.C. § 77z-l(a)(7) as amended by the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995, due process, and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.
     7. The Stipulation and Settlement are approved as fair, reasonable, and adequate, and the Class Members and the Parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.
     8. The Complaint, which the Court finds was filed on a good faith basis in accordance with the PSLRA and Rule 11 of the Federal Rules of Civil Procedure based upon all publicly available information, is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against the Defendants.
     9. Lead Plaintiffs and members of the Class, on behalf of themselves, their heirs, executors, administrators, successors and assigns, are hereby permanently barred and enjoined from asserting, instituting, commencing or prosecuting, either directly or in any other capacity any and all of the Settled Claims against any of the Released Parties whether or not such Lead Plaintiff or Class Member executes or delivers a Proof of Claim and Release. The Settled Claims of Lead Plaintiffs and Class Members (as defined in the Stipulation) are hereby fully, finally and forever compromised, settled, released, discharged, relinquished and dismissed on the merits and with prejudice as against any and all of the Released Parties by virtue of the proceedings herein and this Order and Final Judgment.
     10. Defendants and the Released Parties, on behalf of themselves, their heirs, executors, administrators, successors and assigns, are hereby permanently barred and enjoined from asserting, instituting, commencing or prosecuting, either directly or in any other capacity any and all of the Settled Defendants’ Claims against any of the Lead Plaintiffs, Class Members or their attorneys. The Settled Defendants’ Claims of Defendants and the Released Parties are hereby fully, finally and forever compromised, settled, released, discharged, relinquished and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.
     11. Neither this Order and Final Judgment, the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

          (a) invoked, offered or received against any of the Released Parties as evidence of, or interpreted, construed as or deemed to be evidence of any presumption, concession, or admission or finding by or against any of the Released Parties with respect to the truth of any fact alleged by any of the Lead Plaintiffs or the validity of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any breach of duty, liability, negligence, fault, misrepresentation, omission or any other wrongdoing of any of the Released Parties;
          (b) invoked, offered or received against any of the Released Parties as evidence of, or interpreted, construed as or deemed to be evidence of, any presumption, concession, admission, or finding of any breach of duty, liability, negligence, fault, misrepresentation, omission or any other wrongdoing with respect to any statement or written document approved or made by any Released Party;
          (c) invoked, offered or received against any of the Released Parties as evidence of, or interpreted, construed as or deemed to be evidence of, any presumption, concession or admission or finding of any breach of duty, liability, negligence, fault, misrepresentation, omission or any other wrongdoing, or in any way referred to for any other reason as against any of the Released Parties, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation; provided, however, that if the Stipulation is approved by the Court, the Released Parties may refer to it to effectuate the liability protection granted them hereunder;
          (d) invoked, offered or received against any of the Released Parties as evidence of, or interpreted, construed as or deemed to be evidence of, any presumption,

admission, concession, or finding that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;
          (e) invoked, offered or received against any of the Released Parties in connection with any motion for class certification; or
          (f) invoked, offered or received against the Lead Plaintiffs or any of the Class Members as evidence of, or interpreted, construed as or deemed to be evidence of, any presumption, admission, concession or finding that any of their claims are without merit, or that any defenses asserted by the Released Parties have any merit, or that damages recoverable under the Complaint would not have exceeded the Cash Settlement Amount.
     12. Nothing contained in this Order and Final Judgment shall be construed to prevent the Stipulation or this Order and Final Judgment from being introduced or filed in any other action or proceeding for the purposes of: (a) supporting a defense of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or any other theory of claim preclusion or similar defense; or (b) enforcing or otherwise effectuating the terms of the Stipulation and Settlement.
     13. The Plan of Allocation is approved as fair and reasonable, and Co-Lead Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.
     14. The Court finds that all Parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.
     15. Any further orders and proceedings solely regarding either the Plan of Allocation, any attorneys’ fees and expense application or award, or any award to the Lead Plaintiffs for reimbursement of time and expenses, shall in no way disturb or affect this Order and Final Judgment and shall be separate and apart from this Order and Final Judgment.
     16. Plaintiffs’ Counsel are hereby awarded 33 1/3 % of the Gross Settlement Fund in fees, which sum the Court finds to be fair and reasonable, and $ 178,273,01 in reimbursement of expenses, which expenses shall be paid from the Gross Settlement Fund with interest from the date the Cash Settlement Amount was funded to the date of payment at the same net rate that the Gross Settlement Fund earns. The award of attorneys’ fees shall be allocated among Plaintiffs’ Counsel in a fashion which, in the opinion of Co-Lead Counsel, fairly compensates Plaintiffs’ Counsel for their respective contributions in the prosecution of the Action.
     17. In making this award of attorneys’ fees and reimbursement of expenses to be paid from the Gross Settlement Fund, the Court has considered and found that:
          (a) the Settlement has created a fund of $5.6 million in cash that is already on deposit, plus interest thereon, and that numerous Class Members who submit acceptable Proofs of Claim will benefit from the Settlement;
          (b) Over 17,000 copies of the Notice were disseminated to putative Class Members indicating that Co-Lead Counsel were moving for attorneys’ fees not to exceed 33 1/3 % of the Gross Settlement Fund and reimbursement of expenses from the Gross Settlement Fund in a total amount not to exceed $200,000, and not a single objection was filed against the terms of the proposed Settlement or the ceiling on the fees and expenses contained in the Notice;
          (c) Co-Lead Counsel have conducted the litigation and achieved the Settlement with skill, perseverance and diligent advocacy;

          (d) The Action involves complex factual and legal issues and was actively prosecuted over three years and, in the absence of a settlement, would involve further lengthy proceedings with uncertain resolution of the complex factual and legal issues;
          (e) Had Co-Lead Counsel not achieved the Settlement there would remain a significant risk that Lead Plaintiffs and the Class may have recovered less or nothing from the Defendants;
          (f) Plaintiffs’ Counsel have devoted over 6144 hours, with a lodestar value of $2,470,276.75, to achieve the Settlement; and
          (g) The amount of attorneys’ fees awarded and expenses reimbursed from the Gross Settlement Fund are fair and reasonable and consistent with awards in similar cases.
     18. The Court awards $ 7,500 to Lead Plaintiff Terry Shinabarker and $ 7,500 to Lead Plaintiff Carlo D’Amico in reimbursement of time and expenses (including lost wages).
     19. Exclusive jurisdiction is hereby retained over the Parties and the Class Members for all matters relating to this Action, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.
     20. As set forth in the Stipulation, the Defendants and their counsel have no responsibilities, obligations or liability whatsoever in connection with the administration, allocation and distribution of the Settlement Fund.
     21. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

     22. In the event that the Effective Date of the Settlement does not occur, this Order and Final Judgment shall, with the exception of paragraph 11 hereof, automatically be rendered null and void and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void.
     23. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed.
Dated: June 16th, 2008
/s/ Ed Kinkeade

ED KINKEADE
UNITED STATES DISTRICT JUDGE